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                                                                     EXHIBIT 5.1


(214) 953-0053

                                 April 7, 1998

Dynamex Inc.
1431 Greenway Drive, Suite 345
Irving, Texas 75038

Gentlemen:

         We have served as counsel for Dynamex Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the proposed public offering of (a) 2,500,000 shares of Common Stock of the Company to be issued and sold by the Company (the "Primary Shares"), (b) 317,166 shares of Common Stock of the Company to be sold by the Selling Stockholders named in the Registration Statement (the "Selling Stockholder Shares") and (c) subject to the exercise of an over-allotment option, up to an additional 422,575 shares of the Common Stock of the Company to be issued and sold by the Company (the "Over-Allotment Shares). The Primary Shares and the Over-Allotment Shares are collectively referred to as the "Company Shares."

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that:

         1. The Company Shares, when sold, issued and delivered in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement and in the Underwriting Agreement described in the Registration Statement, will be duly and validly authorized, issued and outstanding and fully paid and nonassessable.

         2. The Selling Stockholder Shares have been duly and validly authorized, issued and outstanding and are fully paid and nonassessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters."

                                           Very truly yours,

                                           /s/  Crouch & Hallett, L.L.P.